Exhibit 99.2

NEWS RELEASE

Construction Partners, Inc. Enters into Definitive Agreement to

Acquire Platform Company in Texas

CPI to Acquire Lone Star Paving in Austin, Texas for $654 Million in Cash and 3 Million Shares

Transaction to be Immediately Accretive to Earnings upon Closing Expected in Q1FY25

Transformational Transaction Expected to Significantly Accelerate CPI’s ROAD-Map 2027 Goals

Transaction Adds 10 Hot-Mix Asphalt Plants, Four Aggregate Facilities, and One Liquid Asphalt Terminal

CPI to Host Conference Call Today at 9:00 AM Eastern

DOTHAN, AL, October 21, 2024 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today announced that it has entered into a definitive agreement to acquire Asphalt Inc., LLC d/b/a Lone Star Paving (“Lone Star”), headquartered in Austin, Texas. Lone Star is a vertically integrated asphalt manufacturing and paving company operating in attractive high-growth markets in central Texas, with 10 hot-mix asphalt plants, four aggregate facilities, and one liquid asphalt terminal supporting its operations. This value-enhancing acquisition will be immediately accretive to earnings upon closing and is anticipated to generate an annualized run-rate contribution of $530 million of revenue and $120 million of Adjusted EBITDA in fiscal 2025.(1)

CEO Commentary

Fred J. (Jule) Smith, III, CPI’s President and Chief Executive Officer, said, “We are excited to announce this transformational acquisition to add an outstanding platform company as we enter our seventh state. Lone Star is a market leader across multiple high-growth metropolitan areas in central Texas, with a deeply experienced and effective management team and a culture of operational excellence. Through its vertical integration strategy, Lone Star reduces volatility, captures value to enhance margins and maintains its operational and scheduling flexibility.

“Lone Star’s talented team has created a well-established and respected brand in Texas under the leadership of its founder and Chief Executive Officer, Jack Wheeler, an industry veteran with more than 40 years of experience in the asphalt business. We believe Lone Star is well-positioned to continue growing in central Texas and beyond, currently serving three of the fastest growing metropolitan areas in the country while achieving impressive profitability. We expect this transaction to significantly accelerate our ROAD-Map 2027 goals, including by allowing us to reach our Adjusted EBITDA Margin(1) goal of 13% to 14% in fiscal 2025, two years ahead of schedule.”

Strategic Rationale

The acquisition of Lone Star is consistent with CPI’s decades-long growth strategy of entering new states through the acquisition of a platform company with a strong and experienced local management team, a well-established reputation for quality and opportunities for organic and acquisitive growth. Lone Star operates 10 hot-mix asphalt plants, four aggregate facilities, one liquid asphalt cement terminal and performs infrastructure construction projects throughout central Texas. Lone Star primarily serves the Austin, San Antonio and Temple-Killeen metropolitan areas. Through this acquisition, CPI will add three of the fastest growing markets in the country to its geographic footprint.

(1) Adjusted EBITDA and Adjusted EBITDA Margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Reconciliations of forward-looking Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable forward-looking GAAP measures of net income and net income margin are not provided because management cannot predict with a reasonable degree of certainty and without unreasonable efforts certain excluded items that are inherently uncertain and depend on various factors. For these reasons, CPI is unable to assess the probable significance of the unavailable information.

Lone Star is a leader in its local markets, providing asphalt and related transportation construction services to public and commercial customers across central Texas. The company benefits from its strong local leadership, vertical integration, operational proficiency and rapidly growing markets. The State of Texas has more than 700,000 lane miles that are supported by the largest state transportation funding program in the United States, comprising stable and diversified state funding sources and the highest allocation of any state from the Infrastructure Investment and Jobs Act (IIJA).

Ned N. Fleming, III, CPI’s Executive Chairman, said, “We are excited to enter Texas with an outstanding company like Lone Star. This transformational acquisition exemplifies the growth strategy that we have executed since our founding – partnering with experienced local operators who know how to build and operate great companies that we can further support within our larger organization. As we will continue to execute our growth strategy supported by regional and transportation funding tailwinds, we remain laser-focused on expanding margins through enhanced local market performance, further vertical integration of construction materials and services and scaling corporate costs across the organization.”

Lone Star Commentary

Jack Wheeler, founder and CEO of Lone Star, said, “We look forward to joining the CPI team and expanding the Texas platform. CPI and Lone Star share a strong cultural alignment, and we are eager for the growth opportunities available to both companies.”

Dean Lundquist, newly named President of Lone Star, said, “We are optimistic about the future and proud to be a part of CPI, where we can continue to grow and make a lasting impact together.”

Transaction Details

Under the terms of the definitive agreement, CPI will acquire all of the outstanding membership units of Lone Star for $654 million in cash and 3 million shares of CPI’s Class A common stock. In addition, CPI will (i) pay cash to the sellers of Lone Star in an amount equal to the working capital remaining in Lone Star at the closing (subject to certain adjustments) in four quarterly installments following the closing and (ii) purchase from the sellers of Lone Star, upon receipt of specified governmental entitlements, an entity holding certain real property for $30 million in cash. CPI expects to finance the cash portion of the purchase price with the proceeds of debt financing. The transaction is expected to close in the first quarter of CPI’s 2025 fiscal year (the fourth calendar quarter of calendar 2024), subject to certain regulatory approvals and the satisfaction of other customary closing conditions.

Transaction Advisors

Wells Fargo Securities, LLC served as exclusive financial advisor to Lone Star on the transaction, and ArentFox Schiff LLP served as its legal advisor. Haynes and Boone, LLP served as legal advisor to CPI.

Conference Call and Additional Information

CPI’s management will host a conference call for investors today, October 21, 2024 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The conference call may be accessed by dialing (201) 389-0872 or via webcast at https://ir.constructionpartners.net/events-presentations. A slide presentation with additional information about the transaction is available at the same website.

About Construction Partners, Inc.

Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, CPI focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. The forward-looking statements contained in this press release include, without limitation, statements relating to the expected financing of the acquisition, the anticipated timing of closing the acquisition, benefits of the acquisition and the expected results of the acquired business. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others: the ultimate outcome of the acquisition; CPI’s ability to consummate the acquisition; the ability of CPI, Lone Star and the sellers to satisfy the closing conditions of the acquisition; CPI’s ability to finance the acquisition; CPI’s indebtedness, including the indebtedness CPI expects to incur and/or assume in connection with the acquisition and the need to generate sufficient cash flows to service and repay such debt; CPI’s ability to meet expectations regarding the timing, completion and accounting and tax treatments of the acquisition; the possibility that CPI may be unable to successfully integrate Lone Star’s operations with those of CPI; the possibility that such integration may be more difficult, time-consuming or costly than expected; the risk that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, contractors and customers) may be greater than expected following the acquisition or the public announcement of the acquisition; CPI’s ability to retain certain key employees of Lone Star; potential litigation relating to the acquisition that could be instituted against CPI or its directors; and the other risk factors set forth in CPI’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports CPI files with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. CPI assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting such statements, except to the extent required by applicable law.

Contact:

Rick Black / Ken Dennard

Dennard Lascar Investor Relations

ROAD@DennardLascar.com

(713) 529-6600